Exhibit 99.1

Twist Bioscience Reports Fiscal Fourth Quarter and Full Year Fiscal 2024 Financial Results

— Record revenue of $313.0 million in Fiscal 2024; Increase of 28% over $245.1 million in Fiscal 2023 —

— Record revenue of $84.7 million in Q4FY24; Increase of 27% over $66.9 million in Q4FY23, 7th consecutive quarter of sequential growth —

— Gross margin of 45.1% in Q4FY24; Improvement of 8.5 margin points versus 36.6% in 4QFY23 —

— Expect revenue in the range of $367 million to $377 million for full year Fiscal 2025; expect 50% gross margin for 4QFY25 —

SOUTH SAN FRANCISCO, Calif. -- (November 18, 2024) — Twist Bioscience Corporation (NASDAQ: TWST), a core mid-cap growth and value equity company in the life sciences segment of the health care sector, today reported financial results and business highlights for the fourth quarter and full year fiscal 2024 ended September 30, 2024.

"Exiting fiscal 2024, we saw another quarter of record revenue and our seventh consecutive quarter of revenue growth. We continue to leverage our proprietary platform to add to our portfolio of solutions that deliver growth and margin expansion including our Express portfolio, NGS tools and recently, Twist-developed enzymes. We ended the quarter and the year exceeding our guidance across the board, closing out the fiscal year with $313.0 million in revenue, a gross margin of 45.1% in 4QFY24 and a strong cash position," said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience.

Dr. Leproust continued, "As we head into fiscal 2025, we're building on this momentum as we continue our final push toward achieving adjusted EBITDA breakeven while investing in research and development to deliver precision, efficiency and scalability in products and services that continue to generate profitable growth."

See "Non-GAAP Information" below for a discussion of the measure adjusted EBITDA.

FISCAL 2024 FINANCIAL RESULTS

•Revenue: Total revenues for fiscal 2024 grew to $313.0 million compared to $245.1 million for fiscal 2023.
◦SynBio revenue grew 26% to $123.5 million for fiscal 2024 compared to $98.2 million for fiscal 2023.

◦NGS revenue grew 37% to $169.1 million for fiscal 2024 compared to $123.7 million for fiscal 2023.
◦Biopharma revenue was $20.3 million for fiscal 2024 compared to $23.2 million for fiscal 2023.
•Orders: Total orders received for fiscal 2024 grew to $344.2 million compared to $263.8 million for fiscal 2023.
•Cost of Revenues: Cost of revenues for fiscal 2024 was $179.6 million compared to $155.4 million for fiscal 2023.
•Gross Margin: Gross margin for fiscal 2024 increased to 42.6% compared to 36.6% for fiscal 2023.
•Research and Development Expenses: Research and development expenses for fiscal 2024 decreased to $90.9 million compared to $106.9 million for fiscal 2023.
•Selling, General and Administrative Expenses: Selling, general and administrative expenses for fiscal 2024 were $218.4 million compared to $189.7 million for fiscal 2023.
•Net Loss: Net loss attributable to common stockholders for fiscal 2024 was $208.7 million, or $3.60 per share, compared to $204.6 million, or $3.60 per share, for fiscal 2023.
•Adjusted EBITDA: Adjusted EBITDA for fiscal 2024 was $(93.5) million compared to $(147.3) million in fiscal 2023. See the table included in this release for a reconciliation between our adjusted EBITDA and net loss attributable to common stockholders, the most directly comparable GAAP financial measure.
•Cash Position: As of September 30, 2024, the company had $276.4 million in cash, cash equivalents and short-term investments.

FISCAL 2024 FOURTH QUARTER FINANCIAL RESULTS

•Revenue: Total revenues for the fourth quarter of fiscal 2024 grew 27% to $84.7 million compared to $66.9 million for the same period of fiscal 2023.
◦SynBio revenue grew 28% to $33.9 million for the fourth quarter of fiscal 2024 compared to $26.5 million for the same period of fiscal 2023.
◦NGS revenue grew 23% to $45.5 million for the fourth quarter of fiscal 2024 compared to $37.1 million for the same period of fiscal 2023.
◦Biopharma revenue was $5.3 million for the fourth quarter of fiscal 2024 compared to $3.4 million for the same period of fiscal 2023.
•Orders: Total orders received for the fourth quarter of fiscal 2024 grew 24% to $88.2 million compared to $71.1 million for the same period of fiscal 2023.
•Cost of Revenues: Cost of revenues for the fourth quarter of fiscal 2024 increased to $46.5 million compared to $42.4 million for the same period of fiscal 2023.
•Gross Margin: Gross margin for the fourth quarter of fiscal 2024 increased to 45.1% compared to 36.6% for the same period of fiscal 2023.

•Research and Development Expenses: Research and development expenses for the fourth quarter of fiscal 2024 decreased to $21.1 million compared to $23.7 million for the same period of fiscal 2023.
•Selling, General and Administrative Expenses: Selling, general and administrative expenses for the fourth quarter of fiscal 2024 were $53.1 million compared to $47.4 million for the same period of fiscal 2023.
•Net Loss: Net loss attributable to common stockholders for the fourth quarter of fiscal 2024 decreased to $34.7 million, or $0.59 per share, compared to $46.2 million, or $0.81 per share, for the same period of fiscal 2023.
•Adjusted EBITDA: Adjusted EBITDA for the fourth quarter of fiscal 2024 was $(17.0) million compared to $(26.4) million for the same period of fiscal 2023. See the table included in this release for a reconciliation between our adjusted EBITDA and net loss attributable to common stockholders, the most directly comparable GAAP financial measure.

Recent Highlights:

•Shipped products to approximately 3,562 customers in fiscal 2024, versus approximately 3,450 in fiscal 2023.
•Shipped approximately 772,000 genes during fiscal 2024, compared with approximately 634,000 in fiscal 2023.
•Strengthened executive team with the appointment of Mike Fero as chief information officer.
•Entered into a royalty purchase agreement with XOMA Royalty Corporation for $15 million cash in October 2024.
•Expanded DNA synthesis offering with the launch of Gene Fragments with increased lengths ranging from 1.8kb to 5.0kb.
•Launched a joint Transaminase Enzyme Screening Kit, a curated collection of forty-eight highly diverse transaminase enzymes ready for in-house screening and evaluation, with bitBiome.
•Launched the FlexPrep™ Ultra-High Throughput Library Preparation Kit, designed with a proprietary Twist-developed enzyme to enable throughput at a low cost, and accelerate the adoption of NGS by microarray users in population and agricultural genomics.
•Announced a collaboration with Absci to design a novel therapeutic using generative AI.
•Released 2024 ESG report and quantified the carbon footprint of Twist's oligo manufacturing process specific to NGS target enrichment panels. For a year’s production of Twist panels, the process emitted the equivalent CO2 emissions of about 2.4 tanker trucks of gasoline compared to over 6,000 tanker trucks’ worth of gasoline for the industry standard 96-well plate approach.1
•Achieved LEED Certification from the U.S. Green Building Council for Wilsonville facility for meeting sustainability standards for building, operations and maintenance.

Fiscal 2025 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2025. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full fiscal year 2025, Twist expects:

•Total revenue is expected to be in the range of $367 million to $377 million, growth of 17 to 20 percent year over year, including:
◦SynBio revenue of $142 to $146 million, growth of 15 to 18 percent
◦NGS revenue of $204 to $209 million, growth of 20 to 24 percent
◦Biopharma revenue of $21 to $22 million, growth of 5 to 8 percent
•Gross margin is projected to be approximately 48% for fiscal 2025 with quarterly sequential improvements and 4QFY25 gross margin of 50%
•Adjusted EBITDA of approximately $(60) to $(65) million for fiscal 2025

For the first quarter, Twist expects:

•Total revenue of approximately $87 million
◦SynBio revenue of approximately $34 million, growth of 26% year over year
◦NGS revenue of approximately $48 million, growth of 22% year over year
◦Biopharma revenue of approximately $5 million
◦Adjusted EBITDA of approximately $(20) million with sequential improvements throughout 2025

Non-GAAP Information

This release includes EBITDA and adjusted EBITDA, which are non-GAAP financial measures, for the periods presented. EBITDA is defined as net loss adjusted to exclude interest income, interest expense, income tax expense and depreciation and amortization. Adjusted EBITDA is defined as net loss adjusted to exclude interest income, interest expense, income tax expense, depreciation and amortization, other income/expense, net, stock-based compensation expense, restructuring and other costs, impairment of long-lived assets, change in fair value of contingent considerations and holdbacks, and other items detailed in the reconciliation table below that we believe are not indicative of our ongoing results. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP financial measures, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period and to our forward-looking guidance, and to identify operating trends in our business. However, non-GAAP information is not superior to financial measures calculated in accordance with GAAP, is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. A reconciliation table of the most comparable GAAP financial measure to the non-GAAP financial measures is included at the end of this press release.

A reconciliation of adjusted EBITDA for fiscal 2025 and the first quarter of fiscal 2025 to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because the Company does not provide guidance on GAAP net loss and is not able to present the various reconciling cash and non-cash items between GAAP net loss and adjusted EBITDA without unreasonable effort. In particular, stock-based compensation expense is impacted by the Company’s future hiring and retention needs, as well as the future fair market value of its common stock, all of which is difficult to predict and is subject to change. The actual amount of these expenses during fiscal 2025 and the first quarter of fiscal 2025 will have a significant impact on Twist’s future GAAP financial results.

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 8:00 a.m. Eastern Time today to discuss its financial results and provide an update on the company’s business. The conference call will be webcast live through the Investor Relations section under the “Company” tab at www.twistbioscience.com. Those parties interested in participating via telephone must register on the Company’s Investor Relations website or by clicking here. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The webcast replay will be available for two weeks.

1Calculated Twist internal data using Dr. Oligo benchmark January 2021. Comparison calculated using the EPA Greenhouse Gas Equivalencies Calculator

About Twist Bioscience

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, projections under the heading “Fiscal 2025 Financial Guidance” statements regarding future growth and expansion, timing of the development of DNA data storage solutions, revenue growth, estimated annual revenues, ability and timing to achieve profitability and ability to increase gross margins and Twist Bioscience’s other expectations regarding its future operations plans and financial performance, introduction of new products, and newly announced partnerships. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to attract new customers and retain and grow sales from existing customers; the ability of Twist Bioscience to achieve sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period; ability to obtain financing when necessary; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist Bioscience is developing obsolete or non-competitive; ability to expand DNA synthesis manufacturing capacity; dependence on one supplier for a critical component; dependence on key personnel; additional regulations that could increase Twist Bioscience's costs and delay commercialization efforts; and the ability to maintain and enforce intellectual property protection. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Annual Report on Form 10-K expected to be filed with the Securities and Exchange Commission on November 18, 2024. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Investors:

Angela Bitting
SVP, Corporate Affairs
925-202-6211
abitting@twistbioscience.com

For Media:
Amanda Houlihan
Communications Manager
774-265-5334
ahoulihan@twistbioscience.com

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Twist Bioscience Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three months ended September 30,		Twelve months ended September 30,
(In thousands, except per share data)	2024	2023	2024	2023
Revenues	$84,710	$66,946	$312,974	$245,109
Operating expenses:
Cost of revenues	$46,477	$42,424	$179,625	$155,380
Research and development	21,134	23,745	90,852	106,894
Selling, general and administrative	53,143	47,391	218,398	189,738
Restructuring and other costs	—	332	—	9,384
Change in fair value of contingent considerations and holdbacks	—	—	—	(5,913)
Impairment of long-lived assets	—	3,165	44,930	6,785
Total operating expenses	$120,754	$117,057	$533,805	$462,268
Loss from operations	$(36,044)	$(50,111)	$(220,831)	$(217,159)
Interest income	$3,620	$3,893	$15,344	$14,365
Interest expense	(28)	(1)	(29)	(5)
Other income (expense), net	(2,299)	(245)	(2,650)	(667)
Income tax (expense) benefit	96	221	(560)	(1,152)
Net loss attributable to common stockholders	$(34,655)	$(46,243)	$(208,726)	$(204,618)
Net loss per share attributable to common stockholders—basic and diluted	$(0.59)	$(0.81)	$(3.60)	$(3.60)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	58,554	57,279	58,016	56,885

Twist Bioscience Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

(In thousands)	September 30, 2024	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$226,316	$286,470
Short-term investments	50,083	49,943
Accounts receivable, net	34,903	44,064
Inventories	24,078	32,063
Prepaid expenses and other current assets	11,396	11,716
Total current assets	$346,776	$424,256
Property and equipment, net	102,520	131,830
Operating lease right-of-use assets	58,829	71,531
Other non-current assets	106,198	148,786
Total assets	$614,323	$776,403
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,630	$14,052
Accrued expenses	15,104	10,754
Accrued compensation	33,650	25,818
Current portion of operating lease liability	14,805	14,896
Other current liabilities	5,817	7,803
Total current liabilities	$71,006	$73,323
Operating lease liability, net of current portion	70,221	79,173
Other non-current liabilities	407	475
Total liabilities	$141,634	$152,971
Total stockholders’ equity	$472,689	$623,432
Total liabilities and stockholders’ equity	$614,323	$776,403

Twist Bioscience Corporation
Adjusted EBITDA
(Unaudited)
(in thousands)

The following table sets forth a reconciliation between our Adjusted EBITDA and net loss attributable to Twist Bioscience Corporation, the most directly comparable GAAP financial measure, for each of the periods presented:

	Three months ended September 30,		Twelve months ended September 30,
(In thousands)	2024	2023	2024	2023
GAAP net income	$(34,655)	$(46,243)	$(208,726)	$(204,618)
Add (Deduct) adjustments:
Interest income	(3,620)	(3,893)	(15,344)	(14,365)
Interest expense	28	1	29	5
Income tax expense	(96)	(221)	560	1,152
Depreciation and amortization	6,656	8,500	31,432	29,310
EBITDA	$(31,687)	$(41,856)	$(192,050)	$(188,517)
Add (Deduct) adjustments:
Other income/expense, net	2,299	245	2,650	667
Stock-based compensation expense	12,347	11,747	50,925	30,278
Restructuring and other costs	—	332	—	9,384
Impairment of long-lived assets	—	3,165	44,930	6,785
Change in fair value of contingent considerations and holdbacks	—	—	—	(5,913)
Adjusted EBITDA	$(17,042)	$(26,367)	$(93,545)	$(147,315)